                                                                   EXHIBIT 2.8


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into August 21, 1996, to be effective from and after August 21, 1996 (the "Effective Date"), by and among NORTHSIDE FAMILY MEDICAL CLINIC PROFESSIONAL ASSOCIATION, a Texas professional association ("Seller"), J. W. CZEWSKI, D.O., an individual resident of Texas ("Czewski"), and THE COMPANY DOCTOR, a Delaware corporation ("Purchaser").

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain of the assets of the private practice of medicine conducted by Seller (the "Practice");

         WHEREAS, Purchaser and Seller desire to set forth certain representations, warranties, and covenants made by each to the other as a condition to the execution, delivery, and performance of this Agreement, and to set forth certain additional agreements relating to the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

         1. Purchase and Sale. On the terms and subject to the conditions set forth herein, Seller agrees to and does hereby sell, assign, transfer, and deliver to Purchaser, and Purchaser agrees to and does hereby purchase from Seller, those of the assets of the Practice identified on Schedule 1 to this Agreement (collectively, the "Assets"), free and clear of any liens, liabilities, security interests, claims, and encumbrances. The purchase and sale of the Assets is made in consideration for the Purchase Price (as hereinafter defined), payable as set forth in Section 3.

         2. Delivery of Assets and Conveyance Documents. Seller has taken all steps necessary to transfer all right, title, and interest in and to the Assets to Purchaser, free and clear of all liens, liabilities, security interests, claims, and encumbrances of any nature whatsoever. Seller has delivered to Purchaser (a) a duly executed Bill of Sale in the form of that attached as Exhibit A, and (b) such other duly executed transfer and release documents which Purchaser has reasonably requested to evidence the sale and transfer of the Assets by Seller to Purchaser free and clear of any liens, liabilities, security interests, claims, and encumbrances of any nature whatsoever.

         3. Purchase Price. In exchange for the Assets, Purchaser shall pay to Seller the following consideration (in the aggregate, the "Purchase Price"):





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                 (a)      The right to receive 41,026 shares of unregistered
Common Stock, $0.01 par value, of Purchaser (the "Initial TCD Shares"); certificates representing such shares will be delivered to Seller within fifteen (15) days after Closing; and

                 (b) The right to receive an additional 7,179 shares of unregistered Common Stock, $0.01 par value, of Purchaser (the "Later TCD Shares"); which shares will be issued, and certificates representing such shares will be delivered, to Seller within fifteen (15) days after the date which is nine (9) months after the Closing.

         4. Rights to TCD Shares. Effective as of 12:02 a.m., August 21, 1996, Seller shall distribute to Czewski, pursuant to the Assignment of Right to Receive Stock in the form of that attached as Exhibit B hereto, the rights to receive the Initial TCD Shares and the Later TCD Shares given to Seller in accordance with Sections 3(a) and 3(b).

         5. Transfer Taxes. Seller hereby agrees to pay and discharge, and to indemnify and hold Purchaser harmless from and against any liability, obligation, claim, assessment, or deficiency for any and all sales, use, transfer, or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the transactions contemplated by this Agreement.

         6. Registration of TCD Shares. Upon Czewski's written request at any time after the Effective Date and before December 15, 1996, Purchaser shall file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") relating to, and shall cause to be effective, the registration under the Securities Act of the Initial TCD Shares not later than February 28, 1997 (the "Initial Registration"). Upon Czewski's written request at any time after the Closing and before May 28, 1997, Purchaser shall file a registration statement under the Securities Act relating to, and shall cause to be effective, the registration under the Securities Act of the Later TCD Shares not later than May 1, 1997 (the "Later Registration").

         7. Closing. The transactions contemplated hereby will be consummated at a Closing (herein so called) to be held on the date of execution of this Agreement, at such time and place as the parties agree. The date on which Closing occurs is referred to herein as the "Closing Date." At Closing, each party to this Agreement shall perform any and all acts and execute and deliver any and all documents and instruments that may be reasonably necessary to carry out the provisions of this Agreement. In particular, and without limiting the generality of the foregoing,





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at Closing the parties shall execute and deliver, or cause to be executed and delivered, in addition to this Agreement, the following:

                 (a) the Bill of Sale and any other conveyance documents contemplated by Section 2;

                 (b) the Assignment of Right to Receive Stock in accordance with Section 4; and

                 (c)      the investment letter required by Section 11(a).

Subject to the terms and conditions herein contained, the consummation of the transactions referred to above (other than the Assignment of Right to Receive Stock) shall be effective as of 12:01 a.m. on August 21, 1996.

         8. Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement, Seller and Czewski hereby jointly and severally represent and warrant to Purchaser as follows:

                 (a) Enforceability. This Agreement constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, or creditors' rights or by the availability of injunctive relief, specific performance, and other equitable remedies).

                 (b) Asset Rights. Seller is the true and lawful owner, legally and beneficially, of the Assets, free and clear of all liens, security interests, claims, and encumbrances of any nature whatsoever. Upon consummation of the transactions contemplated hereby, Purchaser will own and be entitled to use the Assets free and clear of all liens, security interests, claims, and encumbrances of any nature whatsoever. The tangible assets of Seller are in good operating condition, order, and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice; are capable of being used in the Practice as presently being conducted without the present need for repair or replacement excepting in the ordinary course of business; and conform in all respects with all applicable legal requirements.

                 (c) No Consents Required. There is no requirement applicable to Seller to make any filing with, or to give any notice to or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority as a condition to the lawful consummation by Seller of the transactions contemplated by this Agreement (except as may be contemplated by the last sentence of Section 8(f)).





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                 (d)      Taxes.  With respect to Taxes (as defined below):

                          (1) All returns and reports of, or relating to, any foreign, federal, state, or local Tax that are required to be filed for, by, or on behalf of, or with respect to, Seller, including, but not limited to, those relating to the income, business, operations, or assets of Seller, have been timely filed with the appropriate foreign, federal, state, and local authorities, have been properly and accurately compiled and completed, and reflect all Tax liabilities of Seller for the periods covered thereby; and

                          (2) All Taxes due and payable by Seller as of the Closing Date have been paid, and Seller have no unpaid liability for Taxes of any nature whatsoever.

                          (3) For purposes of this Agreement, "Taxes" (collectively) or "Tax" (singly) shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, net worth, environmental, occupance, or property taxes, custom duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax, or additional amounts) imposed by any taxing authority (domestic or foreign) upon, or payable by, Seller.

                 (e) Financial Statements; Liabilities. All financial statements provided by Seller to Purchaser are complete and accurate in all respects, having been prepared in accordance with the income tax method of accounting applied on a consistent basis throughout the periods indicated, and present fairly and accurately the financial condition and results of operations of Seller and the Practice as of the date and for the periods indicated thereon. There are no liabilities, debts, or obligations of Seller whatsoever, accrued, fixed, contingent, or otherwise (known or unknown and asserted or unasserted), existing on the date hereof (collectively, the "Liabilities" and singly, a "Liability"), except for those Liabilities set forth in Schedule 8(e). Except as set forth in Schedule 8(e), Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of, or to guarantee or assume in any manner, any Liability of any Person. Seller knows of no basis for the assertion of any Liability of any nature or in any amount against him or the Practice other than those set forth in Schedule 8(e). The aggregate amount of Liabilities of Seller does not exceed $40,000 (including any future payments due on any Liability). Since August 1, 1996 there has not been any material adverse change in the condition (financial or otherwise) of Seller or in





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the assets and liabilities of Seller, and Seller has paid its debts in the usual and ordinary course of business since such date, nor has there been any other occurrence, event, or condition that has adversely affected, or can reasonably be expected to affect adversely, the ability of Seller to conduct its professional practice as currently conducted.

                 (f) Consents. Schedule 8(f) to this Agreement sets forth a true and complete list of all of the contracts, agreements, leases, licenses, plans, arrangements, or commitments, written or oral, and otherwise as are necessary or helpful to Seller or the Practice (including all amendments, supplements, and modifications thereto) to which Seller is a party or is otherwise bound (the "Contracts"). All of the Contracts are valid, binding, and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof (whether declared or undeclared) by Seller, or by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the best knowledge of Seller, by any other party to the Contracts. True, correct, and complete copies of all the Contracts as currently in force have been delivered by Seller to Purchaser. Except as provided in Schedule 8(f), all of the Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it has been obtained by Seller and delivered to Purchaser at or prior to the Closing.

                 (g) Employees. Schedule 8(g) to this Agreement sets forth a true and complete list of the names of, job titles, hire dates, and current hourly compensation paid by Seller to each employee of Seller. Other than wage increases in the ordinary course of business, since August 1, 1996 Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of its employees.

                 (h) Employee Benefits. Set forth in Schedule 8(h) is a true, complete, and correct list of all employee benefit plans as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any other severance, termination, change of control, stock based, or group insurance plan which Seller currently maintains, or has ever maintained, with respect to any of its current or former employees (collectively the "Plans"). Each of the Plans is being, and has been, maintained, operated, and administered in all material respects in accordance with its respective terms and all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and no material liability or obligation has been incurred (and is unsatisfied) or is expected to be incurred by Seller (either directly or indirectly, including as a result of an indemnification





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obligation) under, or pursuant to, any applicable law, including titles I and
IV of ERISA and the penalty, excise tax, or joint and several liability
provisions of the Code relating to employee benefit plans.   Each Plan intended
to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service ("IRS") as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code and all amendments necessary to maintain the qualification of such Plans have been made within the time allowed by the Code and ERISA and, to the knowledge of Seller, no event has occurred or condition exists which could adversely affect such determination. With respect to each Plan which is an "employee welfare benefit plan," as defined in section 3(1) of ERISA, (i) no such plan is unfunded or funded through a "welfare benefit fund," as defined in section 419 of the Code, (ii) each such plan which is a "group health plan," as defined in section 5000(b)(1) of the Code, is in compliance in all material respects with the applicable requirements of section 4980B of the Code, (iii) no such plan provides retiree medical benefits to former employees of Seller or any related entity, and (iv) there are no unpaid or overdue insurance premiums required to be paid with respect to such plan. There are no actions, suits, or claims, other than routine claims for benefits, pending or, to the knowledge of Seller, threatened with respect to any of the Plans or against any trustee, fiduciary, or administrator of the Plans. There are no investigations or audits of any Plan by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of Seller that have not been fully discharged, and no Plan has been submitted to the IRS under the voluntary compliance resolution or closing agreement programs.

                 (i) Employment Laws. Seller is in compliance in all material respects with all applicable laws relating to employment and employment practices, including, without limitation, wages, workplace safety, equal employment opportunity, and nondiscrimination ("Employment Laws").
Seller has not received any notice of noncompliance or violation of any Employment Law that is pending or unresolved; no action is pending, or to the best knowledge of Seller, threatened before the National Labor Relations Board, the Equal Opportunity Commission, the U.S. Department of Labor, or any other foreign, federal, state, or local governmental authority or court relating to employment matters or any Employment Law; and there is no pending or, to the best knowledge of Seller, threatened arbitration, suit, litigation, or proceeding, against Seller or any current or former director, shareholder, officer, or supervisory employee of Seller, alleging wrongful termination, racial, religious, sexual, or age discrimination, improper post- termination conduct, or breach of conduct or covenant of employment.





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                 (j)      Environmental Laws.  Seller is in compliance in all
material respects with all applicable Environmental Laws (as defined below), which compliance includes, but is not limited to, the possession by Seller of all material permits and other governmental authorizations required under applicable Environmental Laws, and material compliance with the terms and conditions thereof. For purposes of this Agreement, "Environmental Laws" means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, chemicals, pollutants, contaminants, wastes, toxic substances, petroleum products, or any other substance that is otherwise a danger to health, reproduction, or the environment.

                 (k) Assets and Properties. Seller owns or has the sole right to use (pursuant to a valid lease or license disclosed on Schedule 8(k)) all operating assets and properties necessary for Seller to carry on the Practice in the manner presently conducted by Seller. Seller has good and marketable title to all its assets, and title to all its assets is free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions, and other encumbrances of any nature whatsoever. The equipment and other tangible assets of Seller and the tangible property leased by Seller under leases are in good operating condition and repair, normal wear and tear excepted (except as identified to Purchaser by Seller in writing on Schedule 8(k)), and are capable of being used for their intended purpose in the Practice as now conducted. All equipment and other tangible assets owned by Seller and the tangible property leased by Seller under leases, and, to the best knowledge of Seller, the present use of all such items, conforms to all applicable Governmental Requirements (as defined herein), and no notice of any violation of any such Governmental Requirements relating to such Assets or their use has been received by Seller. Seller does not own any real property.

                 (l) No Material Changes. Except as set forth in Schedule 8(l), since August 1, 1996, Seller has not:

                          (1) sold, leased, optioned, or transferred any material portion of its assets;

                          (2) suffered any material loss, or material interruption in use, of any material asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike, or other hazard or act of God;





Asset Purchase Agreement                                                Page -7-
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                          (3)     made any material change in the conduct or
         nature of its business or operations;

                          (4) waived any material rights arising out of the conduct of, or with respect to, its business or operations;

                          (5) made or committed to make any capital expenditure in an amount in excess of $5,000;

                          (6) declared or paid any dividend or other distributions with respect to its capital shares or redeemed, repurchased, or otherwise acquired any of its own capital shares;

                          (7) made any material increase in the rate or terms of compensation payable to, or any increase in the rate or terms of, any Plan or other bonus, insurance, pension, or employee benefit plan on behalf of any director, officer, or key employee of Seller;

                          (8) made any change in accounting methods, principles, or practices, except as required by generally accepted accounting principles;

                          (9) suffered any creation, occurrence, or assumption of any material indebtedness for money borrowed other than in the form of accounts payable for goods and services in the ordinary course of business;

                          (10) assumed, guaranteed, or incurred any liability for the obligations of any other person or suffered the subjecting of any property or assets of Seller to mortgage, lien, pledge, or other encumbrance other than purchase money security interests or liens for taxes yet due and payable in the ordinary course of business;

                          (11) without limitation by the enumeration of any of the foregoing, entered into any material transaction (including borrowing, leasing, or capital financing or any lease of real property) other than in the ordinary course of business;

                          (12) incurred any material liabilities other than in the ordinary course of business;

                          (13) suffered or been threatened with any adverse change which has had or could have a material adverse effect on Seller; or

                          (14)     agreed to do any of the foregoing.





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                 (m)      Compliance with Laws Generally.  Without limiting the
provisions of Sections 8(i) and 8(j), Seller is in compliance in all material respects with each Governmental Requirement. As used herein, "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, procedures, decrees, decisions, or similar items or pronouncements, promulgated, issued, passed, or enacted by any Governmental Authority (which shall mean any and all federal, Texas, or local governments, governmental institutions, public authorities, and other governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations, and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and/or existing). "Governmental Requirement" specifically includes applicable provisions of the federal Social Security Act (including the federal Medicare and Medicaid Anti-Fraud and Abuse Amendments
[42 U.S.C. Section 1320a-7, 7a, and 7b] and the federal Physician Anti-Self Referral Law [42 U.S.C. Section 1395nn], the ("Stark Bill")), the Texas
Medical Practice Act (Article 4495b of the Texas Revised Civil Statutes), and the Texas Illegal Remuneration Law (Texas Health and Safety Code Section 161.091), which are sometimes collectively referred to herein as "Health
Laws").

                 (n) Nature of Practice. Czewski conducts the Practice as an employee of Seller.

                 (o) Licensure. Czewski is duly authorized, qualified, and appropriately licensed under all applicable Governmental Requirements to practice medicine at the location and in the manner as now conducted.

                 (p)      Competing Interests and Financial Relationships.

                          (1) Competing Interests. Neither Seller nor any Associate (defined below) of Seller: (a) owns, directly or indirectly, any equity interest in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier, or customer of Seller, or a competitor, supplier, or customer of Purchaser or an Affiliate of Purchaser (excepting, in all cases, for ownership, if any, of less than or equal to five percent (5%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or (b) owns, directly or indirectly, in whole or in part, any property, asset, or right which is associated with the Assets or the Practice or which Seller is presently operating or using in connection with, or the use of which is





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         necessary for or material to, the Practice.  For purposes of this
         Agreement, the term "Associate" shall mean: (i) with respect to an individual: (1) the spouse, parents or children of the individual and his/her spouse, (2) any trust in which the individual or any person described in clause (1) above has an interest or any trustee of such a trust, and (3) any Affiliate of the individual; (ii) with respect to a Person other than an individual, any Person that is an Affiliate of such Person, and any director or officer of such Person and any Associate of any director or officer; the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, as interpreted under Rule 405 of Regulation C of the Securities Act of 1933; and "Person" means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

                          (2) Financial Relationships. Neither Seller nor any immediate family member of Seller has a "financial relationship" with any entity providing "designated health services," as such terms are used in the Stark Bill.

                 (q) Effect of Agreement. The execution, delivery, and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, constitute a default under, accelerate the performance of any obligation required under, or give any right of termination or cancellation under any mortgage, note, deed of trust, contract, agreement, lease, license, or other instrument or obligation (including the Contracts) to which Seller is now a party or by which Seller may be bound or affected; or
(ii) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement). Seller is not aware (but by so affirming is not making a guarantee of any continuing relationships) of any reason why the business relationships of patients or contracted third party payors of the Practice will be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 (r) Intellectual Property. The Practice as now conducted by Seller does not require the use of or consist of any rights under any patents, inventions, trademarks, trade names, brand names, or copyrights. Seller has not transferred, encumbered, or licensed to any Person any rights to own or use any portion of any intellectual property relating to the Practice.





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                 (s)      Suits, Actions, and Claims.  Except as set forth in
Schedule 8(s) to this Agreement, there are no suits, actions, claims (including workers compensation claims), inquiries, or investigations by any Person, or any legal, administrative, or arbitration proceedings in which Seller is engaged or which are pending or threatened against or affecting Seller or its employees, or to which Seller or any of its employees is or might become a party, or which question the validity or legality of the transactions contemplated hereby. Without limiting the foregoing, there is to the best knowledge of Seller no present or potential claim against Seller or its employees related to the Practice.

                 (t) Insurance Policies. Schedule 8(t) to this Agreement contains a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance, and the policy number) maintained by Seller related to the Practice. There are no special circumstances with respect to such policies or the Practice that lead to any liability under such insurance policies being avoided by the insurers issuing such policies or, to the best knowledge of Seller, the premiums thereunder being increased. All professional liability policies are [OCCURRENCE BASED] policies, and all insurance policies are in full force and effect, with all premiums due thereon to date fully paid.

                 (u) Licenses and Permits, Compliance with Governmental Requirements. Except for individual medical professional licenses, Schedule 8(u) to this Agreement sets forth a true and complete list of all licenses and permits necessary for the conduct of the Practice. Seller has all such licenses and permits validly issued and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits have been delivered to Purchaser prior to Closing. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best knowledge of Seller, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets.

                 (v) Accounts Receivable. All notes and accounts receivable of Seller and the Practice that are reflected on the Financial Statements or that have arisen since the date thereof ("Accounts Receivable") have arisen in the ordinary course of business. Schedule 8(v) sets forth a true, correct, and complete aging of the Accounts Receivable of Seller as of the most recent practicable date.

                 (w) Records. The books, records (including patient medical records), and other such items kept by Seller with respect to its assets and the Practice have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement and by generally accepted community and





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
professional standards, and such books and records are true, accurate, and complete.

                 (x) Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the assets of the Practice which are not reflected as liabilities in the financial statements.

                 (y) Telephone Numbers. All telephone and facsimile numbers used by Seller in connection with the Practice are valid and in good working order, and may be transferred to Purchaser.

                 (z) Workmen's Compensation Data. All data set forth in the most recent workmen's compensation report of Seller has been provided to Purchaser and is true, correct, and complete as of the date thereof.

                 (aa) No Untrue Statements. The statements, representations, and warranties of Seller set forth in this Agreement and the Schedules hereto and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations, and warranties made not misleading.

                 (ab) Survival. The representations and warranties set forth in this Section 8 shall survive the consummation of the transactions contemplated in this Agreement.

         9. Representations and Warranties of Purchaser. Purchaser represents and warrants Seller as follows:

                 (a) Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                 (b) Purchaser has all necessary power and authority under applicable law and its Certificate of Incorporation and By-Laws to own or lease its properties and to carry on its business as presently conducted.

         10. Covenants of Seller. Seller hereby covenants and agrees as follows:

                 (a) Seller agrees to keep in effect its current professional liability insurance policy with National Union Fire Insurance a copy of which is set forth in Schedule 10(a) attached hereto. The parties acknowledge that the professional liability insurance policy set forth on
Schedule 10(a) is being assumed by Purchaser contemporaneously with the execution and delivery of this





Asset Purchase Agreement                                               Page -12-

Agreement. Purchaser agrees that in the event it determines after the date hereof that a new professional liability insurance policy is appropriate for the Purchaser's protection, Seller will be responsible for securing any necessary tail coverage.

                 (b) As a condition to Closing, Seller shall have delivered to Purchaser an assignment of contract rights in form and substance satisfactory to Purchaser, assigning to Purchaser all rights of Seller and physicians employed by it, as applicable, under managed care contracts and each managed care company shall have consented to such assignment, all as and to the extent required (if at all) under such managed care contracts.

         11.     Covenants of Czewski.

                 (a) Czewski is subject to, and agrees to be bound by, the provisions, restrictions, conditions, obligations, and/or requirements contained in the investment letter from Czewski to Purchaser, dated August 21, 1996.

                 (b) Czewski shall, as a condition to receipt of the Later TCD Shares, execute and deliver to, and be bound by, the provisions, restrictions, conditions, obligations, and/or requirements of an investment letter identical in substance to the one delivered by Czewski to Purchaser, dated August 21, 1996.

                 (c) For a period of one year beginning on the earlier of the date of Initial Registration or February 28, 1997, Czewski shall not sell, assign, transfer, deliver, burden, pledge, or encumber in any one month more than one-twelfth (1/12th) of the Initial TCD Shares.

                 (d) For a period of one year beginning on the earlier of the date of Later Registration or May 28, 1997, Czewski shall not sell, assign, transfer, deliver, burden, pledge, or encumber in any one month more than one-twelfth (1/12th) of the Later TCD Shares.

         12.     Indemnity.

                 (a) By Czewski. Czewski shall, and hereby does, indemnify and hold harmless Purchaser, its Affiliates (as defined in Section 8(p)) and officers, trustees, directors, shareholders, employees, agents, representatives, and consultants (collectively, the "Purchaser Indemnitees") at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses (excluding lost profits), liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, recovery, repayment or refund of amounts received with respect to any claim for payment under the Medicare, CHAMPUS or Medicaid programs (including without





Asset Purchase Agreement                                               Page -13-
limitation interest and penalties thereon), remediation costs, and expenses (including, without limitation, reasonable attorneys' fees) (collectively "Damages") of or to any of the Purchaser Indemnitees, which may now or in the future be paid, incurred, or suffered by or asserted by any Person against any of the Purchaser Indemnitees resulting or arising from or incurred in connection with any one or more of the following:

                          (1) any liability or claim for liability related to any lawsuit (whether in contract, in tort, or otherwise, and whether or not successful) or threatened lawsuit or claim involving Seller, its assets or the Practice including, but not limited to, any liability or claim for liability that arises in connection with any fraud, intentional misconduct, or professional negligence, based on any act, omission, event, or occurrence occurring or alleged to have occurred on or prior to the Closing Date;

                          (2) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to any liens, obligations, or encumbrances of any nature whatsoever impressed against or in any way related to the Assets or the Practice;

                          (3) any liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) related to Taxes of Seller;

                          (4) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller or Czewski under this Agreement, or any misrepresentation in or omission from any list, Schedule, certificate, or other instrument furnished or to be furnished to Purchaser by Seller or Czewski pursuant to the terms of this Agreement; and

                          (5) any liability or claim for liability under any Plan offered by Seller, including any liability or claim for liability resulting from Seller's failure to continue such Plans.

                 (b) By Purchaser. Purchaser shall, and hereby does, indemnify and hold harmless Czewski, and his personal representatives, heirs, and successors (collectively, the "Czewski Indemnitees") at all times from and after the date of this Agreement, from and against any and all Damages which may now or in the future be paid, incurred, or suffered by, or asserted by any Person against any of the Czewski Indemnitees resulting or arising from or incurred in connection with any one or more of the following:





Asset Purchase Agreement                                               Page -14-

                          (1) any liability or claim for liability (whether in contract, in tort, or otherwise and whether or not successful) related in any way to the operation of the Practice to the extent such liability arises in connection with any action, omission, or event (other than actions or omissions of Seller) occurring after the Closing Date; and

                          (2) any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement, or any misrepresentation in or omission from any list, Schedule, certificate, or other instrument furnished or to be furnished to Seller or Czewski by Purchaser pursuant to the terms of this Agreement.

         Notwithstanding anything herein to the contrary, Purchaser shall not indemnify any of the Czewski Indemnitees for any Tax liability, legal fees, or other Damages incurred by the Czewski Indemnitees as a result of a challenge of the Tax effects or consequences of this Agreement or any of the transactions contemplated herein.

         13. Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates, and other documents and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

         14. Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at the request and under the direction of Purchaser, shall take all such reasonable action and do or cause to be done all such reasonable things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 14 shall





Asset Purchase Agreement                                               Page -15-
relieve Seller of the obligation to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, nor relieve Seller from any liability to Purchaser for failure to obtain such consents.

         15.     Miscellaneous.

                 (a) Entire Agreement. This Agreement and the other agreements expressly contemplated herein supersede any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contain all of the covenants, agreements, representations, and warranties between the parties with respect thereto.

                 (b) Modification and Waiver. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which or whom it is sought to charged. The waiver by either party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party.

                 (c) Governing Law. The laws of the State of Texas shall govern the validity or enforceability and the interpretation or construction of all provisions of this Agreement and all issues hereunder.

                 (d) Agreement Subject to State and Federal Law. The parties recognize that this Agreement at all times is subject to applicable state, local and federal law, including but not limited to the Health Laws.
The parties further recognize that this Agreement shall be subject to amendments of such laws and regulations and to new legislation. Any provisions of law that invalidate, or otherwise are inconsistent with the terms of this Agreement, or that would cause any of the parties to be in violation of any of such laws, shall be deemed to have superseded the terms of this Agreement; provided however, that the parties shall exercise their best efforts to accommodate the terms and intent of this Agreement to the greatest extent possible consistent with the requirements of applicable laws and regulations.

                 (e) Corporate Practice of Medicine. Nothing contained herein is intended to (a) constitute the use of a medical license for the practice of medicine by anyone other than a licensed physician; (b) aid any corporation to practice medicine when in fact such corporation is not authorized to practice medicine; or (c) constitute any other arrangement in violation of the Texas Medical Practice Act (Tex. Rev. Civ. Stat. Ann. art. 4495b).





Asset Purchase Agreement                                               Page -16-

                 (f) Fraud and Abuse Law and Texas Health & Safety Code. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local and federal law, including the Health Laws. Notwithstanding any unanticipated effect of any of the provisions herein, no party to this Agreement will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of the Health Laws.

                 (g) Referral Policy. Nothing contained in this Agreement shall require (directly or indirectly, explicitly or implicitly) either party to refer or direct any patients to the other party or its or his Affiliates as a precondition to receiving the benefits set forth herein or in establishing the valuation of the Practice.

                 (h) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

                 (i) Language; Captions; References. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular, and words denoting gender shall include the masculine, feminine, and neuter. Section headings in this Agreement are for convenience of reference only and shall not be considered in construing or interpreting this Agreement. "Hereof," "hereto," "herein," and words of similar import used in this Agreement shall be deemed references to this Agreement as a whole, and not to any particular Section, paragraph, or other provision of this Agreement unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated Section of this Agreement unless the context indicates to the contrary. Whenever the term "including" is used herein, it shall mean including without limitation.

                 (j) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable





Asset Purchase Agreement                                               Page -17-
without the requirement that the manually executed signature page be delivered.

                 (k) Costs. The parties hereto shall pay all of their own expenses relating to the negotiation, documentation, and closing of the transactions contemplated by this Agreement, including (without limitation) the fees and expenses of their respective counsel, accountants, and financial advisors. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.

                 (l) Assignment. Neither party may assign this Agreement without the prior, express, and written consent of the other party hereto, which consent may be withheld in such other party's sole discretion.

                 (m) Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective personal representatives, heirs, successors, and permitted assigns.

                 (n) No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any right enforceable by any person not a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.



                                        /s/ J. W. Czewski, D.O.
                                        -------------------------
                                        J. W. CZEWSKI, D.O.


                                        NORTHSIDE FAMILY MEDICAL CLINIC
                                        PROFESSIONAL ASSOCIATION
                                        a Texas professional association


                                        By:  /s/ J.W. Czewski, D.O.
                                           ------------------------
                                             J. W. Czewski, D.O.,
                                             President





Asset Purchase Agreement                                               Page -18-

                                        THE COMPANY DOCTOR
                                        a Delaware corporation


                                        By: /s/ R.K. Aiken
                                           ----------------

                                        Name:    R.K. Aiken
                                              --------------

                                        Title:   Vice President
                                               ----------------





Asset Purchase Agreement                                               Page -19-

                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is made and entered into effective as of August 21, 1996, by and between THE COMPANY DOCTOR, a Delaware corporation ("Debtor"), and J. W. CZEWSKI, D.O., an individual resident of Texas ("Secured Party").

         WHEREAS, Debtor is indebted to Secured Party for Two Hundred Thousand Dollars ($200,000.00) pursuant to that certain Promissory Note executed by Debtor and payable to Secured Party, with an effective date of August 21, 1996 (the "Note"), a copy of which is attached as Exhibit A; and

         WHEREAS, it is a condition to acceptance by Secured Party of the Note that Debtor grant a security interest to Secured Party in the assets listed in Exhibit B (the "Assets").

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. Defined Terms. Unless otherwise defined herein, the following terms shall have the following meanings:

                 "Accounts" has the meaning assigned in Section 9.106 of the UCC.

                 "Collateral" has the meaning assigned in Section 2 of this Agreement.

                 "Equipment" has the meaning assigned in Section 9.109(2) of the UCC.

                 "Event of Default" means the failure, refusal, or neglect of Debtor to perform or comply with any of its covenants, obligations, or agreements hereunder and/or the occurrence of a default or an Event of Default under or as defined in any of the Loan Documents.

                 "Fixtures" has the meaning assigned in Section 9.313(a)(1) of the UCC.

                 "General Intangibles" has the meaning assigned in Section
         9.106 of the UCC.

                 "Inventory" has the meaning assigned in Section 9.109(4) of the UCC.





Security Agreement                                                       Page-1-

                 "Lien" means with respect to any asset, mortgage, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, including (without limitation) the rights of a lessor under any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with generally accepted accounting principles (in this definition, a "Capital Lease") to the asset which is the subject of such Capital Lease. For purposes of this Agreement, a person or entity shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

                 "Loan Documents" means the Note, this Agreement, and all other agreements and instruments relating to the indebtedness evidenced thereby, but does not mean that certain Rescission Agreement by and among Secured Party, Donald F. Angle, M.D., P.A., a Texas professional association, and Northside Family Medical Clinic Professional Association, a Texas professional association.

                 "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the loan evidenced by the Loan Documents at such time to exceed the maximum amount which Secured Party would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents.

                 "Obligations" means all present and future indebtedness, obligations, and liabilities, and all renewals and extensions thereof, or any part thereof, of Debtor to Secured Party arising pursuant to the Loan Documents, and all interest accrued thereon and reasonable costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

                 "Proceeds" means all "proceeds" as such term is defined in
         Section 9.306(a) of the UCC.

                 "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

         2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Obligations, but subject to the limitations of Section 5 hereof, Debtor hereby assigns, mortgages, pledges, and hypothecates to Secured Party, and hereby grants to Secured Party a continuing





Security Agreement                                                       Page-2-
first and prior lien and security interest, in all of the Assets (collectively, the "Collateral"), which may consist of:

                 a.       Equipment;

                 b.       Inventory;

                 c.       Accounts;

                 d.       Fixtures;

                 e.       General Intangibles; and

                 f. to the extent not otherwise included, accessions to, substitutions for and replacements, betterments, Proceeds, and products of the foregoing.

         3. Representations and Warranties. Debtor hereby represents and warrants that:

                 a. Location of Tangible Property. The Inventory and Equipment are kept at Debtor's place of business which is located at

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________.

                 b. Chief Executive Office. Debtor's chief executive office is located at 5215 N. O'Connor Blvd, Suite 1800, Irving, Texas 75039.

                 c. Power and Authority; Authorization. Debtor has the association power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens and security interests in the Collateral pursuant to, this Agreement and has taken all necessary association action to authorize its execution, delivery, and performance of, and grant of the Liens and security interests in the Collateral pursuant to, this Agreement.

         4. Covenants. Debtor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

                 a. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, Debtor will promptly and duly execute and deliver such further assignments, certificates, supplemental writings, instruments, and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including,





Security Agreement                                                       Page-3-
         without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens and security interests evidenced hereby. A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                 b. Right of Inspection. Secured Party and its representatives shall also have the right upon reasonable notice and during normal business hours to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein. Debtor shall pay the costs incurred by Secured Party in connection with any such exercise of its rights pursuant to this Section 4(b).

                 c. Maintenance of Insurance. Debtor will maintain insurance at all times with respect to all tangible Collateral insuring against risks of fire (including so-called extended coverage), theft, and other risks as Debtor may deem appropriate, containing such terms, in such form and amounts, and written by such companies as may be determined by Debtor.

                 d. Changes in Locations, Name, etc. Debtor will not (i) change the location of its chief executive office from that specified in Section 3(b), (ii) permit any of the Collateral to be kept at a location other than those specified in Section 3(a), or (iii) change its name, identity, or corporate structure to such an extent that any financing statement filed by Secured Party in connection with this Agreement would become seriously misleading, unless it shall give prior written notice as soon as practicable thereof and prior to effecting any such change take such steps as Secured Party may deem necessary or advisable to continue the perfection and priority of the security interest granted pursuant hereto.

         5. Remedies. If an Event of Default shall occur, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in the other Loan Documents, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, or any other right available to Secured Party hereunder, Secured Party, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law or by any of the Loan Documents) to or upon Grantor or any other party (all and each of which demands, offenses, advertisements, and notices are hereby waived, except as provided for in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give





Security Agreement                                                       Page-4-
option or options to purchase, or otherwise dispose of, and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Secured Party or elsewhere. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Grantor further agrees, at Secured Party's request, to assemble, or cause the assembly of, the Collateral and make it available to Secured Party at Grantor's premises. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

         6. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom so as to achieve the original intent of Debtor and Secured Party. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         7. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8. Cumulative Remedies. Except as provided in the Note, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

         9. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except that Debtor may not assign or otherwise transfer any of its rights under this Agreement.

         10. Limitation on Interest. Regardless of any provision contained in this Agreement or in the other Loan Documents, Secured Party shall never be entitled to receive, collect, or apply, as interest on the loan evidenced thereby, any amount in excess of the Maximum Lawful Rate, and in the event Secured Party ever receives,





Security Agreement                                                       Page-5-
collects, or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the loan is paid in full, any remaining excess shall promptly be paid to Debtor. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Debtor and Secured Party shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Secured Party shall refund to Debtor the amount of such excess and, in such event, Secured Party shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Lawful Rate.

         11. Applicable Law; Jurisdiction. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS AND THE INTERNAL LAWS (BUT NOT THE CONFLICTS OF LAWS RULES) OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT. DEBTOR CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE COURT SITTING IN DALLAS COUNTY, STATE OF TEXAS, AND TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF TEXAS, AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN SECURED PARTY, ON THE ONE HAND, AND DEBTOR, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

         12. Notices. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the others shall be deemed to have been duly given if given in writing and personally delivered, sent by courier, sent by telegram or telecopy, or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by courier, telegram, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address





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
for notice hereunder by giving notice of such change in the manner provided in this Section.

         13. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document. Faxed signatures to this Agreement will be binding and enforceable without the requirement that the manually executed signature page be delivered.

         14. No Waiver. No course of dealing between Secured Party and Debtor, nor any failure to exercise, nor any delay in exercising on the part of Secured Party any right hereunder or under the Loan Documents shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

         15. Amendments and Modifications. This Agreement shall be modified or amended only in a written document, signed by Secured Party and Debtor.

         16. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[THIS SPACE INTENTIONALLY BLANK, SIGNATURES ARE ON FOLLOWING PAGE.]





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
         IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                  Debtor:

Address:                          THE COMPANY DOCTOR

                                  By:  /s/ R.K. Aiken
- -------------------------------   ------------------------------------
                                  Name:  R.K. Aiken
- -------------------------------        -------------------------------
Attn:                             Title: Vice President
      -------------------------         ------------------------------
Telecopy:
         ----------------------
                                  Secured Party:

Address:

                                    /s/ J.W. Czewski, D.O.
- -------------------------------   ------------------------------------
                                  J. W. CZEWSKI, D.O.
- -------------------------------
Attn:
     --------------------------
Telecopy:
         ----------------------





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